Exhibit 99.1

NEWS
Tyco International Ltd.
90 Pitts Bay Road, 2nd Floor
Pembroke HM 08, Bermuda
Phone: 441-292-8674

FOR IMMEDIATE RELEASE

Contacts:	Media Relations:	Investor Relations:
	Sheri Woodruff	Ed Arditte
	609-720-4399	609-720-4621
John Roselli
609-720-4624

TYCO REPORTS FOURTH QUARTER EARNINGS
FROM CONTINUING OPERATIONS OF $0.42 PER SHARE

•                  Results Were Negatively Impacted by Net Charges of $0.06 Per Share for Special Items

•                  Results Benefited from a Low Tax Rate

•                  Cash Flow From Operating Activities of $2.1 Billion; Free Cash Flow of $1.7 Billion

•                  Company Used Approximately $1 Billion of Cash to Retire 34 Million Fully Diluted Shares Through October 17th

PEMBROKE, Bermuda – Nov. 16, 2005 – Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported diluted GAAP earnings per share from continuing operations (EPS) of $0.42 for the fourth fiscal quarter of 2005, compared with $0.27 in the fourth fiscal quarter of 2004.  Last year’s results included net charges of $0.18 per share related to the early retirement of debt, as well as restructuring and divestiture charges.  Revenue in the fourth quarter totaled $10.0 billion, with organic revenue growth of 2 percent.  Cash flow from operating activities was $2.1 billion, and the company generated free cash flow of $1.7 billion in the quarter.  Beginning in the fourth quarter, the Plastics & Adhesives segment is classified as a discontinued operation and results of this segment are reported accordingly.  Plastics & Adhesives revenue was $465 million, and operating income was $32 million.

In the current quarter, EPS from continuing operations included net charges of $0.06 per share for special items as follows:

* Charge for a previously disclosed legal matter in Healthcare	$0.08
* Charge for early retirement of convertible debt securities	$0.05
* Charge related to divestitures	$0.01
* Income from Plastics & Adhesives segment, now classified as a discontinued operation	$0.02
* Income related to the resolution of certain legacy matters	$(0.10)
Total net charges from special items	$0.06

The company’s fourth quarter GAAP tax rate was approximately 1 percent, and the fourth quarter tax rate adjusted for special items was 21 percent.  The company’s full-year GAAP tax rate was 23.5 percent, and the full-year tax rate adjusted for special items was 24.8 percent.

During the quarter, the company resolved certain legacy matters which resulted in $0.10 per share of income.  Included in these legacy matters were $0.07 of income related to the resolution of certain tax matters, $0.05 of income related to a restitution award by the court for losses suffered as a result of misconduct by certain former executives of the company, and a $0.02 charge for certain potential liabilities relating to other former executives’ employment.

For the full year, Tyco had revenue of $39.7 billion, with net income of $3.0 billion and organic revenue growth of 3 percent.  Cash flow from operating activities totaled $6.1 billion and the company generated free cash flow including Plastics & Adhesives of $4.7 billion.

“During 2005, Tyco made important progress in investing for growth, building balance sheet strength and returning capital to our shareholders,” said Chairman and Chief Executive Officer Ed Breen.  “Tyco is well-positioned for further progress in 2006.”

Organic revenue growth, free cash flow, net debt and tax rate adjusted for special items are non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  To further assist in understanding the special items included in Tyco’s GAAP results for fiscal 2005, the company has provided summary schedules attached to this document.  A set of detailed schedules can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

HIGHLIGHTS

•                  Equity Retirement Activities — In the fourth quarter, the company used approximately $450 million of cash to repurchase convertible debt securities and $300 million to repurchase shares in the open market.  In the two weeks following the quarter, the company used approximately $200 million of cash to repurchase additional shares.  In total, these actions reduced Tyco’s diluted shares outstanding by approximately 34 million shares.  Since the convertible debt and share repurchases began in the fourth quarter of 2004, the company has used $4.2 billion of cash and reduced diluted shares outstanding by 130 million – representing 6 percent of diluted shares outstanding.

•                  Strengthening the Balance Sheet — For the full year, total debt declined $4.0 billion to $12.6 billion.  The company’s total debt-to-capital ratio improved to 28 percent, from 35 percent at the close of 2004.

•                  Investing for Growth — Healthcare acquired Vivant Medical Inc., a leading developer of microwave ablation technology, and also acquired a controlling interest in Floreane

Medical Implants, a manufacturer of surgical mesh products.  Both of these transactions strengthen Healthcare’s surgical product portfolio.

•                  Contract Win — Tyco Electronics’ M/A-COM business signed a contract to design, deploy, operate and maintain New York’s Statewide Wireless Network, one of the largest statewide public safety communications projects to be awarded in the United States.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP.  All dollar amounts are pretax and stated in millions.  All comparisons are to the quarter ended September 30, 2004, unless otherwise indicated.

Fire & Security

	Sept. 30, 2005	Sept. 30, 2004	$ Change	% Change
Revenue	$2,894	$2,894	—	—
Operating Income	$321	$159	$162	102%
Operating Margin	11.1%	5.5%

Organic revenue growth was 1.4 percent.  The Worldwide Fire business had 5 percent organic revenue growth, while Worldwide Security excluding Continental Europe was essentially flat.

Operating income increased by $162 million, due to lower restructuring and divestiture charges.  While operating expenses were essentially flat, significant investments in sales and marketing were offset by further reductions in general and administrative costs.  Operating income in the quarter included a $6 million charge related to divestitures, compared to $170 million of restructuring, impairment and divestiture charges in the fourth quarter of 2004.

Electronics

	Sept. 30, 2005	Sept. 30, 2004	$ Change	% Change
Revenue	$3,064	$3,080	$(16)	(1)%
Operating Income	$430	$481	$(51)	(11)%
Operating Margin	14.0%	15.6%

Organic revenue growth was 3 percent.  Organic revenue growth of 5 percent in connector and cable assemblies was driven by aerospace, communication service providers,

communications equipment, automotive, computer, consumer electronics, and energy markets.  This growth was partially offset by a significant revenue decline in the Printed Circuit Board business.

Operating income decreased $51 million and the operating margin was 14 percent.  The operating margin was adversely impacted by 90 basis points due to continued cost escalation in metals and other commodities, 30 basis points due to a customer bankruptcy filing, and the remainder primarily due to North American and European fixed cost under-absorption.

Healthcare

	Sept. 30, 2005	Sept. 30, 2004	$ Change	% Change
Revenue	$2,415	$2,387	$28	1%
Operating Income	$338	$631	$(293)	(46)%
Operating Margin	14.0%	26.4%

Organic revenue growth was 1 percent, driven by strong growth in the International, Surgical and Pharmaceutical businesses, primarily offset by a significant revenue decline in the Retail business.

Operating income decreased $293 million primarily due to a $277 million charge for a previously disclosed legal matter.  Profit improvement in the International, Surgical and Pharmaceutical businesses was offset by a $43 million profit decline in the Retail business.

Engineered Products & Services

	Sept. 30, 2005	Sept. 30, 2004	$ Change	% Change
Revenue	$1,657	$1,621	$36	2%
Operating Income	$157	$158	$(1)	(1)%
Operating Margin	9.5%	9.7%

Revenue increased $36 million, or 2 percent, while organic revenue growth was 1 percent.  Three of the four business units posted combined 7 percent organic revenue growth, which was offset by an approximate $80 million revenue decline at Infrastructure Services as a result of a strategic decision to be more selective in bidding for new projects.  In Electrical &

Metal Products, steel price declines were offset by volume growth — resulting in modest organic revenue growth.

Operating income decreased $1 million, with profit improvement at Flow Control and Fire & Building products offset by a $58 million decline at Electrical & Metal Products due to higher steel raw material costs and reduced steel selling prices.  Prior-year fourth quarter operating income included $45 million in restructuring, impairment and divestiture charges.

OUTLOOK

In fiscal 2006, the company expects EPS from continuing operations excluding special items to increase by approximately 10 percent over full-year 2005 results.  The company further expects that 2006 free cash flow, excluding the cash impact of previously disclosed legal items, will exceed net income excluding special items.

In the first quarter of fiscal 2006, Tyco will adopt Statement of Financial Accounting Standards (SFAS) No. 123R, which requires compensation costs related to share-based payments to be recognized in the financial statements.  This is expected to negatively impact earnings by approximately $0.06 to $0.07 per share for the full year.  The Plastics & Adhesives segment is reported as a discontinued operation and is excluded from 2006 guidance.

For the first quarter, the company expects to achieve EPS from continuing operations excluding special items of $0.40 to $0.42.  This guidance includes restructuring charges of approximately $0.01 per share to close several high-cost Electronics manufacturing plants as well as approximately $0.02 per share charge from the adoption of SFAS No. 123R discussed above.

EPS from continuing operations excluding special items is a non-GAAP financial measure and is described below.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Fire & Security, Electronics, Healthcare, and Engineered Products & Services.  With 2005 revenue of $40 billion, Tyco employs approximately 250,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

The company will hold a conference call for investors today beginning at 8:30 a.m. ET.  The call can be accessed in two ways:

•                  At Tyco’s website: http://investors.tyco.com.  A replay of the call will be available through Nov. 30, 2005 at the same website.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 700-7860.  The telephone dial-in number for participants outside the United States is (612) 332-0637.

An audio replay of the conference call will be available beginning at 12:00 p.m. on Nov. 16, 2005 and ending at 11:59 p.m. on Nov. 23, 2005.  The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 796502.

NON-GAAP MEASURES

“EPS from continuing operations excluding special items,” “free cash flow” (FCF), “organic revenue growth” and “tax rate adjusted for special items” are non-GAAP measures and should not be considered replacements for GAAP results.

The company has forecast its EPS from continuing operations results excluding special items related to divestitures, early retirement of debt, and other income or charges that may mask the underlying results and trends and make it difficult to give investors perspective on underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be taken, it is difficult to include the impact of those items in the forecast.

The company has forecast its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions.  In addition, the company’s forecast excludes the impact of special items because the company cannot predict the amount and timing of such items.

The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company’s incentive compensation plans.  The difference reflects the impact from:

•                  the sale of accounts receivable programs,

•                  net capital expenditures,

•                  acquisition of customer accounts (ADT dealer program),

•                  cash paid for purchase accounting and holdback/earn-out liabilities and,

•                  voluntary pension contributions.

See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The impact from the sale of accounts receivable programs and voluntary pension contributions is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback/earn-out liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.

“Organic revenue growth” is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year).

Organic revenue growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity, or revenue reclassification.  It is also a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue.  This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

Net debt is a non-GAAP measure and should not be considered a replacement for GAAP results. Net debt is total debt (the most comparable GAAP measure) minus cash and cash equivalents. Management believes net debt is an important measure of liquidity, which it uses as a tool to measure the company’s ability to meet its future debt obligations. Cash and cash equivalents are subtracted from the GAAP measure because they could be used to reduce our debt obligations. See the accompanying table to this press release for the reconciliation of net debt.

The limitation associated with using net debt is that it subtracts cash items and therefore may imply that there is less company debt than the most comparable GAAP measure indicates and may include certain cash items that are not readily available for repaying debt. This limitation is best addressed by using net debt in combination with total debt because net debt may be significantly lower than the GAAP measure. Net debt should be used in conjunction with other GAAP financial measures.

“Tax rate adjusted for special items” is a measure used by the company to determine and analyze the underlying results and trends in the business.  The difference between the reported tax rate (the most comparable GAAP measure) and the tax rate adjusted for special items (the non-GAAP measure) consists of the tax impact of special items related to divestitures, early retirement of debt, and other pretax income or charges that may mask the underlying results and trends and make it difficult to give management and investors perspective on underlying business results.  The tax rate adjusted for special items may also exclude large legacy tax settlements with U.S. and non-U.S. taxing authorities that, if included in the rate, would mask the after-tax result of the current-period operations.

“Tax rate adjusted for special items” is a useful measure in evaluating the company’s performance because it excludes items that do not reflect the underlying operations of the company, such as settlements of legacy tax matters with taxing authorities and the attendant tax impacts of special items for which management has adjusted in “EPS from continuing operations excluding special items” as noted above.  The limitation of this measure is that it excludes items that have an impact on the company’s GAAP tax rate.  This limitation is best addressed by using the tax rate adjusted for special items in combination with the GAAP numbers.  See the accompanying tables to this press release for the reconciliation presenting the components of the tax rate adjusted for special items.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2004, and Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2005.

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TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Quarter Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004
Net revenue	$10,030	$9,989	$39,727	$38,411
Cost of sales	6,647	6,412	25,959	24,660
Selling, general and administrative expenses	2,326	2,072	8,231	8,141
Restructuring and long-lived asset impairment charges, net	3	190	16	258
Losses (gains) and impairments on divestitures, net	10	33	(274)	116
Operating income	1,044	1,282	5,795	5,236
Interest income	31	36	123	91
Interest expense	(193)	(247)	(815)	(956)
Other income (expense), net	4	(248)	(911)	(286)
Income from continuing operations before income taxes and minority interest	886	823	4,192	4,085
Income taxes	(7)	(244)	(984)	(1,123)
Minority interest	(3)	(3)	(9)	(14)
Income from continuing operations	876	576	3,199	2,948
Income (loss) from discontinued operations, net of income taxes	41	(122)	(188)	(69)
Income before cumulative effect of accounting change	917	454	3,011	2,879
Cumulative effect of accounting change, net of income taxes	—	—	21	—
Net income	$917	$454	$3,032	$2,879

Basic earnings per common share:
Income from continuing operations	$0.43	$0.29	$1.59	$1.47
Income (loss) from discontinued operations	0.02	(0.06)	(0.09)	(0.03)
Cumulative effect of accounting change	—	—	0.01	—
Net income	$0.45	$0.23	$1.51	$1.44
Diluted earnings per common share:
Income from continuing operations	$0.42	$0.27	$1.51	$1.38
Income (loss) from discontinued operations	0.02	(0.05)	(0.09)	(0.03)
Cumulative effect of accounting change	—	—	0.01	—
Net income	$0.44	$0.22	$1.43	$1.35

Weighted-average number of shares outstanding:
Basic	2,017	2,005	2,012	2,001
Diluted	2,127	2,217	2,167	2,221

Income Reconciliation for Diluted EPS:
Income from continuing operations	$876	$576	$3,199	$2,948
Add back of interest expense for convertible debt	13	26	74	113
Income from continuing operations, giving effect to dilutive adjustments	889	602	3,273	3,061
Income (loss) from discontinued operations	41	(122)	(188)	(69)
Cumulative effect of accounting change	—	—	21	—
Net income, giving effect to dilutive adjustments	$930	$480	$3,106	$2,992

NOTE:            In the fourth quarter of fiscal 2005, Plastics and Adhesives was reclassified to discontinued operations for all periods presented.

NOTE:            These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2004, April 1, 2005 and July 1, 2005.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarter Ended				Twelve Months Ended
	September 30,		September 30,		September 30,		September 30,
	2005		2004		2005		2004
NET REVENUE
Fire and Security	$2,894		$2,894		$11,503		$11,447
Electronics	3,064		3,080		12,196		11,822
Healthcare	2,415		2,387		9,543		9,110
Engineered Products and Services	1,657		1,621		6,456		6,007
Corporate and Other	—		7		29		25
Total Net Revenue	$10,030		$9,989		$39,727		$38,411

OPERATING INCOME AND MARGIN
Fire and Security	$321	11.1%	$159	5.5%	$1,216	10.6%	$899	7.9%
Electronics	430	14.0%	481	15.6%	1,852	15.2%	1,749	14.8%
Healthcare	338	14.0%	631	26.4%	2,286	24.0%	2,365	26.0%
Engineered Products and Services	157	9.5%	158	9.7%	672	10.4%	620	10.3%
Corporate and Other	(202)		(147)		(231)		(397)
Operating Income and Margin	$1,044	10.4%	$1,282	12.8%	$5,795	14.6%	$5,236	13.6%

Note:                   In the fourth quarter of fiscal 2005, Plastics and Adhesives was reclassified to discontinued operations for all periods presented.

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)
(Unaudited)

	September 30,	July 1,	September 30,
	2005	2005	2004

Current Assets:
Cash and cash equivalents	$3,196	$2,666	$4,467
Accounts receivable, net	6,732	6,794	6,096
Inventories	4,197	4,384	4,179
Prepaid expenses and other current assets	3,057	2,674	2,722
Assets held for sale	1,355	1,375	2,170
Total current assets	18,537	17,893	19,634

Property, plant and equipment, net	9,238	9,196	9,314
Goodwill	24,557	24,686	24,800
Intangible assets, net	5,085	5,077	5,311
Other assets	5,204	4,725	4,608
Total Assets	$62,621	$61,577	$63,667

Current Liabilities:
Current maturities of long-term debt	$1,954	$1,129	$2,037
Accounts payable	3,065	2,854	2,625
Accrued and other current liabilities	6,536	5,633	5,739
Liabilities held for sale	280	294	875
Total current liabilities	11,835	9,910	11,276

Long-term debt	10,600	11,926	14,542
Other liabilities	7,675	7,637	7,489
Total Liabilities	30,110	29,473	33,307

Minority interest	61	59	68

Shareholders’ equity	32,450	32,045	30,292

Total Liabilities and Shareholders’ Equity	$62,621	$61,577	$63,667

NOTE:  In the fourth quarter of fiscal 2005, Plastics and Adhesives was reclassified to discontinued operations for all periods presented.

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 and Quarterly Report on Form 10-Q for the quarterly periods ended December 31, 2004, April 1, 2005 and July 1, 2005.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarter Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004
Cash Flows from Operating Activities:
Net income	$917	$454	$3,032	$2,879
Cumulative Effect of Accounting Change	—	—	(21)	—
(Income) loss from discontinued operations	(41)	122	188	69
Income from continuing operations	876	576	3,199	2,948
Adjustments to reconcile net cash provided by operating activities:
Non-cash restructuring and long-lived asset impairment charges, net	—	35	(12)	18
(Gains) losses and impairments on divestitures, net	10	33	(271)	111
Depreciation and amortization	528	517	2,100	2,119
Deferred income taxes	(131)	(59)	(41)	167
Provision for losses on accounts receivable and inventory	46	72	234	318
Loss on the retirement of debt	105	241	1,013	284
Other non-cash items	51	45	138	149
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	35	36	(714)	(145)
Decrease in sale of accounts receivable	(2)	(396)	(18)	(929)
Inventories	171	36	(124)	(246)
Accounts payable	212	130	424	79
Accrued and other liabilities	338	111	320	306
Other	(119)	52	(111)	100
Net cash provided by operations	2,120	1,429	6,137	5,279
Net cash provided by discontinued operating activities	51	54	77	134

Cash Flows from Investing Activities:
Capital expenditures, net	(358)	(330)	(1,272)	(987)
Acquisition of businesses, net of cash acquired	(67)	(2)	(82)	(15)
Acquisition of customer accounts (ADT dealer program)	(100)	(69)	(328)	(254)
Purchase accounting and holdback/earn-out liabilities	(17)	(22)	(47)	(105)
Divestiture of businesses, net of cash retained by businesses sold	(8)	91	295	236
(Increase) decrease in investments	(119)	30	(272)	423
Decrease (increase) in restricted cash	(7)	39	(2)	342
Other	10	(12)	(16)	(25)
Net cash used in investing activities	(666)	(275)	(1,724)	(385)
Net cash used in discontinued investing activities	(8)	(27)	(30)	(46)

Cash Flows from Financing Activities:
Net repayments of debt	(548)	(752)	(4,990)	(4,768)
Proceeds from exercise of share options	55	30	226	155
Dividends paid	(201)	(25)	(628)	(100)
Repurchase of common shares	(300)	—	(300)	(1)
Other	(3)	(4)	(23)	(24)
Net cash used in financing activities	(997)	(751)	(5,715)	(4,738)
Net cash used in discontinued financing activities	(1)	(3)	(81)	(8)

Effect of currency translation on cash	31	18	65	45
Net increase (decrease) in cash and cash equivalents	530	445	(1,271)	281
Cash and cash equivalents at beginning of period	2,666	4,022	4,467	4,186

Cash and cash equivalents at end of period	$3,196	$4,467	$3,196	$4,467

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$2,120	$1,429	$6,137	$5,279
Decrease in sale of accounts receivable	2	396	18	929
Capital expenditures, net	(358)	(330)	(1,272)	(987)
Acquisition of customer accounts (ADT dealer program)	(100)	(69)	(328)	(254)
Cash paid for purchase accounting and holdback/earn-out liabilities	(17)	(22)	(47)	(105)
Voluntary pension contributions	33	397	115	567
Free Cash Flow	$1,680	$1,801	$4,623	$5,429
Plastics and Adhesives Free Cash Flow	51	(14)	119	76
Free Cash Flow including Plastics and Adhesives	$1,731	$1,787	$4,742	$5,505

NOTE:  In the fourth quarter of fiscal 2005, Plastics and Adhesives was reclassified to discontinued operations for all periods presented.

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

ORGANIC REVENUE GROWTH RECONCILIATION

(in millions)

(Unaudited)

	Quarter Ended September 30, 2005
	Net Revenue		Foreign Currency		Acquisition / Divestiture		Other			Organic Revenue Growth		Net Revenue for the Quarter Ended September 30, 2004
Fire and Security	$2,894	0.0%	$31	1.1%	$(70)	-2.5%	$—		0.0%	$39	1.4%	$2,894
Electronics	3,064	-0.5%	25	0.8%	(90)	-2.9%	(32	)(1)	-1.1%	81	2.7%	3,080
Healthcare	2,415	1.2%	10	0.4%	(2)	-0.1%	—		0.0%	20	0.9%	2,387
Engineered Products and Services	1,657	2.2%	28	1.7%	(2)	-0.1%	—		0.0%	10	0.6%	1,621
Corporate and Other	—	NM	—	NM	(7)	NM	—		NM	—	NM	7
Total Net Revenue	$10,030	0.4%	$94	0.9%	$(171)	-1.7%	$(32)		-0.3%	$150	1.5%	$9,989
Plastics and Adhesives	465	2.6%	2	0.4%	1	0.3%	23	(2)	4.9%	(14)	-3.0%	453

Total Net Revenue Including Plastics and Adhesives	$10,495	0.5%	$96	0.9%	$(170)	-1.6%	$(9)		-0.1%	$136	1.3%	$10,442

	Twelve Months Ended September 30, 2005
	Net Revenue		Foreign Currency		Acquisition / Divestiture		Other			Organic Revenue Growth		Net Revenue for the Twelve Months Ended September 30, 2004
Fire and Security	$11,503	0.5%	$274	2.4%	$(315)	-2.8%	$—		0.0%	$97	0.9%	$11,447
Electronics	12,196	3.2%	294	2.5%	(346)	-3.0%	39	(1)	0.3%	387	3.4%	11,822
Healthcare	9,543	4.8%	141	1.5%	(18)	-0.1%	—		0.0%	310	3.4%	9,110
Engineered Products and Services	6,456	7.5%	167	2.8%	(14)	-0.3%	(18	)(3)	-0.3%	314	5.3%	6,007
Corporate and Other	29	NM	—	NM	4	NM	—		NM	—	NM	25
Total Net Revenue	$39,727	3.4%	$876	2.3%	$(689)	-1.9%	$21		0.1%	$1,108	2.9%	$38,411
Plastics and Adhesives	1,851	6.3%	11	0.6%	5	0.3%	82	(2)	4.8%	11	0.6%	1,742

Total Net Revenue Including Plastics and Adhesives	$41,578	3.5%	$887	2.2%	$(684)	-1.8%	$103		0.3%	$1,119	2.8%	$40,153

(1)     Effective October 1, 2004, Tyco changed its fiscal year from a calendar year to a 52/53-week year and conformed the closing periods of certain subsidiaries.

(2)     Reflects the reclassification of customer reimbursed freight costs from revenue to cost of goods sold.

(3)     Reflects the deconsolidation of several joint ventures as a result of the adoption of FIN 46R during the second quarter of fiscal 2004.

NOTE:    In the fourth quarter of fiscal 2005, Plastics and Adhesives was reclassified to discontinued operations for all periods presented.

NOTE:    Organic revenue growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

NET DEBT RECONCILIATION

(in millions)

(Unaudited)

	Quarter Ended	Twelve Months Ended
	September 30, 2005	September 30, 2005

Total debt at beginning of period	$13,055	$16,579
Net debt repayments	(450)	(4,013)
Currency translation adjustments on debt	(18)	(31)
Other	(33)	19
Total debt at end of period	12,554	12,554
Less: cash and cash equivalents at end of period	(3,196)	(3,196)
Net debt at end of period	$9,358	$9,358

NOTE:  Net debt is a non-GAAP measure. See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Earnings Per Share Summary

	Quarter Ended					Year Ended
	December 31, 2004	April 1, 2005	July 1, 2005		September 30, 2005 (1)	September 30, 2005

Diluted EPS from Continuing Operations as previously reported (GAAP)	$0.35	$0.11	$0.56

(Income) / Loss from Plastics and Adhesives (Discontinued Operations)	(0.01)	0.09	0.01

Diluted EPS from Continuing Operations (GAAP)	$0.34	$0.20	$0.57		$0.42	$1.51

Divestiture Losses / (Gains)	0.00	0.00	(0.15	)(2)	0.01	(0.14)

Loss on the Retirement of Debt	0.07	0.26	0.09		0.05	0.47

SEC Investigation	—	0.02	—		—	0.02

Healthcare Legal Matter	—	—	—		0.08	0.08

Legacy Contingencies - Former Executives	—	—	—		0.02	0.03

Court Restitution Award	—	—	—		(0.05)	(0.05)

Tax Matters	—	—	—		(0.07)	(0.07)

Note:
Income / (Loss) from Plastics and Adhesives excluding charges	0.01	0.00	(0.00)	0.02	0.03

(1) In the fourth quarter of fiscal 2005, Plastics and Adhesives was reclassified to discontinued operations for all periods presented.

(2) Reflects the gain on the sale of Tyco Global Network.

Tyco International Ltd.

For the Quarter Ended December 31, 2004

(in millions, except per share data)

				Engineered
				Products	Plastics
	Fire and			and	and	Corporate
	Security	Electronics	Healthcare	Services	Adhesives	and Other	Revenue

Previously Reported Revenue	$2,882	$2,879	$2,319	$1,513	$464	$8	$10,065

Revenue from Discontinued Ops	—	—	—	—	(464)	—	(464)

Revenue (GAAP)	$2,882	$2,879	$2,319	$1,513	$—	$8	$9,601

				Engineered
				Products	Plastics			Interest
	Fire and			and	and	Corporate	Operating	Expense,
	Security	Electronics	Healthcare	Services	Adhesives	and Other	Income	Net

Income (Loss) as Previously Reported (GAAP)	$283	$414	$581	$172	$23	$(77)	$1,396	$(181)

Income / (Loss) from Discontinued Operations	—	—	—	—	23	3	26	(2)

Cumulative Effect of Accounting Change	—	—	—	—	—	—	—	—

Income (Loss) GAAP	$283	$414	$581	$172	$—	$(80)	$1,370	$(179)

Divestiture Losses / (Gains)	7	—	11	(1)	—	1	18	—

Loss on the Retirement of Debt	—	—	—	—	—	—	—	—

Note:
Income / (Loss) from Plastics and Adhesives excluding charges	—	—	—	—	23	3	26	(2)

				Income	Diluted					Add back
	Other			from	EPS from				Diluted	Convertible
	Income /	Income	Minority	Continuing	Continuing	Discontinued	Accounting		EPS from	Interest
	(Expense), Net	Taxes	Interest	Operations	Operations	Operations	Change	Net Income	Net Income	Expense

Income (Loss) as Previously Reported (GAAP)	$(161)	$(310)	$(3)	$741	$0.35	$(32)	$—	$709	$0.33	$24

Income / (Loss) from Discontinued Operations	—	(4)	—	20	0.01	(20)	—	—	—	—

Cumulative Effect of Accounting Change	—	—	—	—	—	—	(21)	(21)	(0.01)	—

Income (Loss) GAAP	$(161)	$(306)	$(3)	$721	$0.34	$(12)	$21	$730	$0.34	$24

Divestiture Losses / (Gains)	—	(4)	—	14	0.00	—	—	14	0.01	—

Loss on the Retirement of Debt	156	—	—	156	0.07	—	—	156	0.07	—

Note:
Income / (Loss) from Plastics and Adhesives excluding charges	—	(4)	—	20	0.01	(20)	—	—	—	—

							Diluted Shares Outstanding			2,206

Tyco International Ltd.

For the Quarter Ended April 1, 2005

(in millions, except per share data)

	Fire and Security	Electronics	Healthcare	Engineered Products and Services	Plastics and Adhesives	Corporate and Other	Revenue

Previously Reported Revenue	$2,874	$3,133	$2,369	$1,607	$463	$10	$10,456

Revenue from Discontinued Ops	—	—	—	—	(463)	—	(463)

Revenue (GAAP)	$2,874	$3,133	$2,369	$1,607	$—	$10	$9,993

	Fire and Security	Electronics	Healthcare	Engineered Products and Services	Plastics and Adhesives	Corporate and Other	Operating Income	Interest Expense, net	Other Income / (Expense), Net

Income (Loss) as Previously Reported (GAAP)	$311	$496	$689	$165	$(187)	$(133)	$1,341	$(178)	$(575)

Income / (Loss) from Discontinued Operations	—	—	—	—	(187)	3	(184)	(1)	—

Income (Loss) GAAP	$311	$496	$689	$165	$—	$(136)	$1,525	$(177)	$(575)

Divestiture Losses / (Gains)	(1)	—	(3)	—	—	6	2	—	—

Loss on the Retirement of Debt	—	—	—	—	—	—	—	—	573

Impairment Charges	—	—	—	—	—	—	—	—	—

SEC Investigation	—	—	—	—	—	50	50	—	—

Convertible Interest Expense Addback

Note:
Income / (Loss) from Plastics and Adhesives excluding charges	—	—	—	—	15	3	18	(1)	—

	Income Taxes	Minority Interest	Income from Continuing Operations	Diluted EPS from Continuing Operations	Discontinued Operations	Net Income	Diluted EPS from Net Income	Add back Convertible Interest Expense

Income (Loss) as Previously Reported (GAAP)	$(366)	$(1)	$221	$0.11	$(29)	$192	$0.09	$—

Income / (Loss) from Discontinued Operations	7	—	(178)	(0.09)	178	$0.0	—	—

Income (Loss) GAAP	$(373)	$(1)	$399	$0.20	$(207)	$192	$0.09	$—

Divestiture Losses / (Gains)	(1)	—	1	0.00	—	1	0.00	—

Loss on the Retirement of Debt	—	—	573	0.26	—	573	0.26	—

Impairment Charges	—	—	—	—	—	—	—	—

SEC Investigation	—	—	50	0.02	—	50	0.02	—

Convertible Interest Expense Addback								21

Note:
Income / (Loss) from Plastics and Adhesives excluding charges	(14)	—	3	0.00	178	181	0.09	—

					Diluted Shares Outstanding (GAAP)			2,030
					Underlying Shares of Convertible Debt			152
					Diluted Shares Outstanding (Adjusted)			2,182

Tyco International Ltd.

For the Quarter Ended July 1, 2005

(in millions, except per share data)

	Fire and Security	Electronics	Healthcare	Engineered Products and Services	Plastics and Adhesives	Corporate and Other	Revenue

Previously Reported Revenue	$2,853	$3,120	$2,440	$1,679	$459	$11	$10,562

Revenue from Discontinued Ops	—	—	—	—	(459)	—	(459)

Revenue (GAAP)	$2,853	$3,120	$2,440	$1,679	$—	$11	$10,103

	Fire and Security	Electronics	Healthcare	Engineered Products Services	Plastics and Adhesives	Corporate and Other	Operating Income	Interest Expense, net	Other Income / (Expense), Net
Income (Loss) as Previously Reported (GAAP)	$301	$512	$678	$178	$20	$190	$1,879	$(175)	$(179)

Income / (Loss) from Discontinued Operations					20	3	23	(1)	—

Income (Loss) GAAP	$301	$512	$678	$178	$—	$187	$1,856	$(174)	$(179)

Divestiture Losses / (Gains)	6	—	—	—	—	(307)	(301)	—	—

Loss on the Retirement of Debt	—	—	—	—	—	—	—	—	179

Note:
Income / (Loss) from Plastics and Adhesives excluding charges	—	—	—	—	20	3	23	(1)	—

	Income Taxes	Minority Interest	Income from Continuing Operations	Diluted EPS from Discontinued Operations	Discontinued Operations	Net Income	Diluted EPS from Net Income	Add back Convertible Interest Expense
Income (Loss) as Previously Reported (GAAP)	$(326)	$(2)	$1,197	$0.56	$(4)	$1,193	$0.56	$16

Income / (Loss) from Discontinued Operations	(28)	—	(6)	(0.01)	6	—	—	—

Income (Loss) GAAP	$(298)	$(2)	$1,203	$0.57	$(10)	$1,193	$0.56	$16

Divestiture Losses / (Gains)	(25)	—	(326)	(0.15)	—	(326)	(0.15)	—

Loss on the Retirement of Debt	—	—	179	0.09	—	179	0.09	—

Note:
Income / (Loss) from Plastics and Adhesives excluding charges	(28)	—	(6)	(0.00)	6	—	—	—

						Diluted Shares Outstanding		2,149

Tyco International Ltd.

For the Quarter Ended September 30, 2005

(in millions, except per share data)

				Engineered
				Products	Plastics
	Fire and			and	and	Corporate
	Security	Electronics	Healthcare	Services	Adhesives	and Other	Revenue

Revenue from Discontinued Ops					$465		$465

Revenue (GAAP)	$2,894	$3,064	$2,415	$1,657	$—	$—	$10,030

				Engineered
				Products	Plastics			Interest	Other
	Fire and			and	And	Corporate	Operating	Expense,	Income /
	Security	Electronics	Healthcare	Services	Adhesives	and Other	Income	net	(Expense), Net

Income / (Loss) from Discontinued Operations					$29	$3	$32	$(1)	$—

Income (Loss) GAAP	$321	$430	$338	$157	$—	$(202)	$1,044	$(162)	$4

Divestiture Losses / (Gains)	6	—	—	—	—	4	10	—	—

Loss on the Retirement of Debt	—	—	—	—	—	—	—	—	105

Healthcare Legal Matter	—	—	277	—	—	—	277	—	—

Legacy Contingencies - Former Executives	—	—	—	—	—	70	70	—	—

Court Restitution Award	—	—	—	—	—	—	—	—	(109)

Tax Matters	—	—	—	—	—	—	—	—	—

Note:
Income / (Loss) from Plastics and Adhesives excluding charges	—	—	—	—	33	3	36	(1)	—

			Income	Diluted EPS				Add back
			from	from			Diluted EPS	Convertible
	Income	Minority	Continuing	Continuing	Discontinued		from Net	Interest
	Taxes	Interest	Operations	Operations	Operations	Net Income	Income	Expense

Income / (Loss) from Discontinued Operations	$11	$—	$42	$0.02	$(42)	$—	$0.00	$—

Income (Loss) GAAP	$(7)	$(3)	$876	$0.42	$41	$917	$0.44	$13

Divestiture Losses / (Gains)	7	—	17	0.01	—	17	0.01	—

Loss on the Retirement of Debt	—	—	105	0.05	—	105	0.05	—

Healthcare Legal Matter	(107)	—	170	0.08	—	170	0.08	—

Legacy Contingencies - Former Executives	(19)	—	51	0.02	—	51	0.02	—

Court Restitution Award	—	—	(109)	(0.05)	—	(109)	(0.05)	—

Tax Matters	(152)	—	(152)	(0.07)	—	(152)	(0.07)	—

Note:
Income / (Loss) from Plastics and Adhesives excluding charges	10	—	45	0.02	(42)	3	0.00	—

						Diluted Shares Outstanding		2,127

Tyco International Ltd.

For the Full Year Ended September 30, 2005

(in millions, except per share data)

				Engineered
				Products	Plastics
	Fire and			and	and	Corporate
	Security	Electronics	Healthcare	Services	Adhesives	and Other	Revenue

Revenue from Discontinued Ops	$—	$—	$—	$—	$1,851	$—	$1,851

Revenue (GAAP)	$11,503	$12,196	$9,543	$6,456	$—	$29	$39,727

				Engineered
				Products	Plastics			Interest	Other
	Fire and			and	and	Corporate	Operating	Expense,	Income /
	Security	Electronics	Healthcare	Services	Adhesives	and Other	Income	net	(Expense), Net

Income / (Loss) from Discontinued Operations	$—	$—	$—	$—	$(115)	$12	$(103)	$(5)	$—

Cumulative Effect of Accounting Change	—	—	—	—	—	—	—	—	—

Income (Loss) GAAP	$1,216	$1,852	$2,286	$672	$—	$(231)	$5,795	$(692)	$(911)

Divestiture Losses / (Gains)	18	—	8	(1)	—	(296)	(271)	—	—

Loss on the Retirement of Debt	—	—	—	—	—	—	—	—	1,013

SEC Investigation	—	—	—	—	—	50	50	—	—

Healthcare Legal Matter	—	—	277	—	—	—	277	—	—

Legacy Contingencies - Former Executives	—	—	—	—	—	70	70	—	—

Court Restitution Award	—	—	—	—	—	—	—	—	(109)

Tax Matters	—	—	—	—	—	—	—	—	—

Note:
Income / (Loss) from Plastics and Adhesives excluding charges	—	—	—	—	91	12	103	(5)	—

			Income	Diluted EPS					Add back
			from	from				Diluted EPS	Convertible
	Income	Minority	Continuing	Contining	Discontinued	Accounting	Net	from	Interest
	Taxes	Interest	Operations	Operations	Operations	Change	Income	Net Income	Expense
Income / (Loss) from Discontinued Operations	$(14)	$—	$(122)	$(0.06)	$122	$—	$—	$—	$—

Cumulative Effect of Accounting Change	—	—	—	—	—	(21)	(21)	(0.01)	—

Income (Loss) GAAP	$(984)	$(9)	$3,199	$1.51	$(188)	$21	$3,032	$1.43	$74

Divestiture Losses / (Gains)	(23)	—	(294)	(0.14)	—	—	(294)	(0.14)	—

Loss on the Retirement of Debt	—	—	1,013	0.47	—	—	1,013	0.47	—

SEC Investigation	—	—	50	0.02	—	—	50	0.02	—

Healthcare Legal Matter	(107)	—	170	0.08	—	—	170	0.08	—

Legacy Contingencies - Former Executives	(19)	—	51	0.03	—	—	51	0.03	—

Court Restitution Award	—	—	(109)	(0.05)	—	—	(109)	(0.05)	—

Tax Matters	(152)	—	(152)	(0.07)	—	—	(152)	(0.07)	—

Note:
Income / (Loss) from Plastics and Adhesives excluding charges	(36)	—	62	0.03	122	—	184	0.08	—

						Diluted Shares Outstanding			2,167

TYCO INTERNATIONAL LTD.

Tax Rate Adjusted for Special Items Reconciliation

	For Quarter Ended
	December 31, 2004			April 1, 2005			July 1, 2005			September 30, 2005
$ Millions	Pretax Income	Income Taxes	Tax Rate	Pretax Income	Income Taxes	Tax Rate	Pretax Income	Income Taxes	Tax Rate	Pretax Income	Income Taxes	Tax Rate

As Previously Reported (GAAP - From Cont. Ops.)	1,054	310	29.4%	588	366	62.2%	1,525	326	21.4%

Plastics and Adhesives	(24)	(4)		185	7		(22)	(28)

GAAP	1,030	306	29.7%	773	373	48.3%	1,503	298	19.8%	886	7	0.8%

Special Items
Healthcare Legal Matter										277	107

Early Retirement of Debt	156	—		573	—		179	—		105	—

Impairment Charges				202	21

Divestitures Losses/(Gains)	18	4		2	1		(301)	25		14	(6)

SEC Investigation				50	—

Legacy Tax Matters										—	152

Potential Liabilities - Former Executives										70	19

Court Restitution Award										(109)	—

Income / (Loss) from Discontinued Operations	24	4		(185)	(7)		22	28		31	(11)

Adjusted for Special Items	1,228	314	25.6%	1,415	388	27.4%	1,403	351	25.0%	1,274	268	21.0%

	Year Ended
	September 30, 2005
$ Millions	Pretax Income	Income Taxes	Tax Rate
As Previously Reported (GAAP - From Cont. Ops.)

Plastics and Adhesives

GAAP	4,192	984	23.5%

Special Items
Healthcare Legal Matter	277	107

Early Retirement of Debt	1,013	—

Impairment Charges	202	21

Divestitures Losses/(Gains)	(267)	24

SEC Investigation	50	—

Legacy Tax Matters	—	152

Potential Liabilities - Former Executives	70	19

Court Restitution Award	(109)	—

Income / (Loss) from Discontinued Operations	(108)	14

Adjusted for Special Items	5,320	1,321	24.8%

NOTE:                 Tax rate adjusted for special items is a non-GAAP measure.  See description of non-GAAP measures contained in this release.